Exhibit 99.1
Terra Industries Announces Plans for $750 Million
Special Cash Dividend and Is Commencing Tender Offer for
7.00% Senior Notes Due 2017
Company Plans to Raise Additional Capital through a Debt Financing
SIOUX CITY, IOWA (September 24, 2009) — Terra Industries Inc. (NYSE: TRA) today announced that it plans to return an aggregate of approximately $750 million in cash to shareholders through a special cash dividend of $7.50 per share, expected to be declared and paid in the fourth quarter of 2009.
Terra also announced that Terra Capital, Inc. is commencing a tender offer and consent solicitation to purchase any and all outstanding 7.00% Senior Notes due 2017 of the Company (the “2017 Notes”) for cash at a price equal to 104.5% of par, including a consent fee. In addition, Terra plans to raise up to $600 million of capital through a debt financing.
“Terra’s Board is focused on delivering value to our shareholders, and the special dividend offers shareholders significant additional value for their investment in Terra,” said Terra President and CEO Michael Bennett. “The stabilization in financial markets allows us to recalibrate our balance sheet while positioning Terra to continue to take advantage of opportunities to acquire assets that complement our business strategies.”
After giving effect to the tender offer and special dividend, and assuming a debt financing of $600 million, Terra would have approximately $500 million of cash, net of prepayments.
Declaration and payment of the special dividend will be subject to the successful completion of the tender offer and debt financing, as well as obtaining the requisite consent of lenders under Terra Capital, Inc.’s existing credit facility. Completion of the tender offer and consummation of the debt financing will also be subject to obtaining such lender consent.
The tender offer also is subject to other customary conditions, including a minimum tender condition of a majority in principal amount of the 2017 Notes, as described in the offer to purchase and the related materials that will be distributed to holders of the 2017 Notes.
None of Terra, its Board of Directors, the dealer manager or the information agent is making any recommendation to Terra noteholders as to whether to tender or refrain from tendering their 2017 Notes. The dealer manager for the tender offer is Credit Suisse Securities (USA) LLC.

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The information agent for the tender offer is MacKenzie Partners, Inc. and the depositary for the tender offer is U.S. Bank National Association.
This announcement is for informational purposes only and does not constitute the commencement of any offer, an offer to purchase, or a solicitation of an offer to sell the 2017 Notes. The solicitation of offers to buy the 2017 Notes will only be made pursuant to the offer to purchase, to be issued in connection with the launch of the tender offer (as such offer to purchase may be amended or supplemented), the related letter of transmittal and other related documents that Terra is sending to its noteholders. The tender offer materials contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be distributed by Terra to its noteholders at no expense to them.
The contemplated debt financing will not be registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Important Information and Where to Find It
On September 18, 2009, Terra filed with the Securities and Exchange Commission (the “SEC”) a revised preliminary proxy statement in connection with its 2009 Annual Meeting, which is available free of charge at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. Terra plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with its 2009 Annual Meeting. Investors and security holders are urged to read the revised preliminary proxy statement, which is available now, and the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents (when available) that Terra files with the SEC at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the definitive proxy statement and other documents filed by Terra with the SEC may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Concerning Participants
Terra, its directors, executive officers and certain employees specified in Annex A to Terra’s revised preliminary proxy statement for the 2009 Annual Meeting, which was filed with the SEC on September 18, 2009, are participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K

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for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, and its revised preliminary proxy statement for the 2009 Annual Meeting, which was filed with the SEC on September 18, 2009. To the extent holdings of Terra securities have changed since the amounts printed in the revised preliminary proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the revised preliminary proxy statement relating to the 2009 Annual Meeting, which is available now, and the definitive proxy statement relating to the 2009 Annual Meeting when it is filed by Terra with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. In particular, statements about our plans or intentions regarding the declaration and payment of the special cash dividend, the commencement and completion of the tender offer and consent solicitation for the 2017 Notes and the consummation of a debt financing are forward-looking statements and may not necessarily occur. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	changes in financial and capital markets,
•	general economic conditions within the agricultural industry,
•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),
•	changes in product mix,
•	changes in the seasonality of demand patterns,
•	changes in weather conditions,
•	changes in environmental and other government regulation,
•	changes in agricultural regulations and
•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K, in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
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Note:	Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com